Exhibit 99.1

MetaBank® Announces Expected Closing Date for the Pending Sale of the Community Bank Division

Sioux Falls, S.D., February 11, 2020 (GLOBE NEWSWIRE) - MetaBank®, a wholly-owned subsidiary of Meta Financial Group, Inc.® (Nasdaq: CASH) (the “Company”), today announced that the sale of MetaBank’s community bank division to Central Bank is expected to close on or about February 29, 2020, subject to the satisfaction or waiver of applicable closing conditions. All requisite bank regulatory approvals relating to the pending sale have been received.
On November 20, 2019, the Company announced that MetaBank entered into a definitive agreement with Central Bank, a state-chartered bank headquartered in Storm Lake, Iowa, for the sale of MetaBank’s community bank division. The sale would include substantially all of the community bank division's deposits, branch locations, fixed assets and employees, and a portion of the community bank division’s loan portfolio. The final loan and deposit balances to be included in the transaction will depend on the outstanding balances of such loans and deposits at the time of closing.
This press release and other important information about the Company are available at metafinancialgroup.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating to the closing of the sale of the community bank division. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors, including, without limitation, the risk that the transaction with Central Bank may not occur on the date stated or at all; the parties' ability to obtain third party approvals, and otherwise satisfy the other conditions to closing, on a timely basis or at all. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Meta Financial Group
Meta Financial Group, Inc.® (Nasdaq: CASH) is the holding company for the financial services company MetaBank® (“Meta”). Meta is a leader in providing innovative financial solutions to consumers and businesses in under-served niche markets, and believes in financial inclusion for all. Meta’s commercial lending division works with high-value niche industries, rapid-growth companies and technology adopters to grow their businesses and build more profitable customer relationships. Meta is one of the largest issuers of prepaid cards in the U.S., having issued more than a billion cards in partnership with banks, program managers, payments providers and other businesses, and offers a total payments services solution that includes ACH origination, wire transfers, and more. Meta has a national presence and over 1,000 employees, with corporate headquarters in Sioux Falls, S.D. For more information, visit the Meta Financial Group website.

About Central Bank
With assets exceeding $900 million, Central Bank specializes in community banking and provides personal, business and private banking services, insurance products and risk management services. Two-hundred employees in 17 locations throughout Iowa and South Dakota contribute to Central Bank’s long-standing tradition of community responsibility and relationship-based service. The family-owned bank was chartered in Storm Lake in 1877. For more information, visit centralbankonline.com.

MetaBank Investor Relations/Media Contact:	Central Bank Media Contacts:
Brittany Kelley Elsasser	Tim Brown
Director of Investor Relations	Chairman, CEO
605.362.2423	712.732.2190
bkelley@metabank.com	timbrown@centralbankonline.com

John Brown
President, CFO
515.224.2130
jcbrown@centralbankonline.com